Exhibit 10.4

SUBSCRIPTION AGREEMENT

Immunome, Inc.

665 Stockton Drive, Suite 300
Exton, Pennsylvania 19341

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of June 29, 2023, by and between Immunome, Inc., a Delaware corporation (“IMNM”), and each of the undersigned investors (each an “Investor”), in connection and concurrently with the Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Merger Agreement”), by and among IMNM, Ibiza Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of IMNM (“Merger Sub”), and Morphimmune Inc., a Delaware corporation (the “Company”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving the merger and becoming a direct, wholly owned subsidiary of IMNM, on the terms and subject to the conditions therein (the “Merger”).

In connection with the Merger, IMNM is seeking commitments from interested investors to purchase, contingent upon and immediately following the closing of the Merger, shares of common stock, par value $0.0001 per share (“Common Stock”), of IMNM (the “Shares”), in a private placement for a purchase price of (i) $5.75 per share, with respect to any Investor that is not an officer, director, employee or consultant of IMNM or (ii) $5.91 per share, with respect to any Investor that is an officer, director, employee or consultant of IMNM (such applicable price, the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, IMNM is entering into subscription agreements substantially in the same form as this Subscription Agreement (the “Other Subscription Agreements”) with certain other investors (the “Other Investors” and, together with the Investor, the “Investors”), pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Merger, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 21,690,871 Shares, for an aggregate purchase price of $125.0 million (the “Financing Amount”). The aggregate purchase price to be paid by the Investor for its subscribed Shares is set forth on the signature page hereto and is referred to herein as the “Subscription Amount.” The transactions contemplated by this Subscription Agreement and the Other Subscription Agreements are referred to collectively as the “Investment Transactions.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and IMNM acknowledges and agrees as follows:

1.            Subscription. On the terms and subject to the conditions provided for herein, the Investor hereby agrees to subscribe for and agrees to purchase from IMNM, and IMNM hereby agrees to issue and sell to the Investor, the number of Shares set forth on the Investor’s signature page of this Subscription Agreement.

2.            Closing.

[STANDARD CLOSING PROVISION

The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon, and will take place on the date of and immediately following, the consummation of the Merger. Upon delivery of written notice from (or on behalf of) IMNM to the Investor (the “Closing Notice”) that IMNM reasonably expects the closing of the Merger to occur on a specified date that is not less than five business days after the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to IMNM, (i) at least one business day prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by IMNM in the Closing Notice, to be held in escrow until the Closing and (ii) at least three business days prior to the Closing Date such information that is reasonably requested by IMNM in the Closing Notice in order for IMNM to issue the Investor the Shares to be acquired hereunder, including, without limitation, the legal name of the person in whose name such Shares are to be issued (or the Investor’s nominee in accordance with the Investor’s delivery instructions) and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, IMNM shall issue the number of Shares set forth on the signature page of this Subscription Agreement to the Investor, free and clear of any liens or other restrictions (other than those arising under applicable state and federal securities laws), and cause such Shares to be registered in book entry form in the name of the Investor (or its nominee in accordance with the Investor’s delivery instructions) on IMNM’s share register (provided, however, that IMNM’s obligation to issue such Shares to the Investor is contingent upon IMNM having received the Subscription Amount in full accordance with Section 2), and the Subscription Amount shall be released from escrow automatically and without further action by IMNM or the Investor. If the Closing does not occur within two business days following the Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by IMNM and the Investor, IMNM shall return on the next business day (or such later date as shall be agreed in writing by the Investor) the Subscription Amount in full to the Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 10, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing upon the delivery by IMNM of a subsequent Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean any day other than any Saturday or Sunday or any other day on which commercial banks located in New York, New York are required or authorized by applicable law to be closed for business.

[ALTERNATE CLOSING PROVISION FOR DESIGNATED INVESTORS]

The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon, and will take place immediately following, the consummation of the Merger. Upon delivery of written notice from (or on behalf of) IMNM to the Investor (the “Closing Notice”) that IMNM reasonably expects the closing of the Merger to occur on a specified date (the “Closing Date”) that is not less than five business days after the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to IMNM at least three business days prior to the Closing Date such information that is reasonably requested by IMNM in the Closing Notice in order for IMNM to issue the Investor the Shares to be acquired hereunder, including, without limitation, the legal name of the person in whose name such Shares are to be issued (or the Investor’s nominee in accordance with the Investor’s delivery instructions) and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, (i) Investor shall deliver to IMNM the Subscription Amount for the Shares by wire transfer of United States dollars in immediately available funds to the account(s) specified by IMNM in the Closing Notice, which account(s) shall not be escrow account(s) and (ii) prior to the release of its payment of the Subscription Amount for the Shares by the Investor, IMNM shall provide the Investor evidence of the issuance of the number of Shares set forth on the signature page of this Subscription Agreement to the Investor (or its nominee in accordance with the Investor’s delivery instructions) from IMNM’s transfer agent in form reasonably acceptable to the Investor, free and clear of any liens or other restrictions (other than those arising under applicable state and federal securities laws), and cause such Shares to be registered in book entry form in the name of the Investor (or its nominee in accordance with the Investor’s delivery instructions) on and as of the Closing Date. If the Closing does not occur within one business day following the Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by IMNM and the Investor, IMNM shall return on the next business day (or such later date as shall be agreed in writing by the Investor) the Subscription Amount in full to the Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 10, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing upon the delivery by IMNM of a subsequent Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean any day other than any Saturday or Sunday or any other day on which commercial banks located in New York, New York are required or authorized by applicable law to be closed for business.

3.            Separate Agreements. It is expressly understood and agreed that each provision contained in this Subscription Agreement is between IMNM and each Investor, solely, and not between or among IMNM and the Investors, collectively, and not between and among the Investors. Nothing contained herein, and no action taken by any Investor pursuant hereto or to any Other Subscription Agreement, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise with respect to such obligations or the transactions contemplated by this Subscription Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Investor hereto, or any Other Investor, to be joined as an additional party in any proceeding for such purpose.

4.            Closing Conditions.

(a)            The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the satisfaction or waiver of the following conditions:

(i)            no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, stay, decree, injunction (whether temporary, preliminary or permanent), or statute, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the Investment Transactions illegal or otherwise restraining or prohibiting consummation of the Investment Transactions;

(ii)           all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Subscription Agreement shall be obtained and effective as of the Closing; and

(iii)          the Merger shall have been consummated.

(b)            The obligation of IMNM to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver by IMNM of the additional conditions that:

(i)            all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date as though made at that time (other than representations and warranties that are qualified by materiality, which shall be true and correct in all respects, and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date); and

(ii)           all obligations, covenants and agreements of the Investor required by this Subscription Agreement to be performed by it at or prior to the Closing shall have been performed in all material respects.

(c)            The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or waiver by the Investor (solely as to itself) of the additional conditions that:

(i)            all representations and warranties of IMNM contained in this Subscription Agreement are true and correct in all material respects at and as of the date hereof and as of the Closing Date as though made at that time (other than representations and warranties that are qualified by materiality or Material Adverse Effect (as defined below), which shall be true and correct in all respects, and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) at and as of such earlier date);

(ii)           all obligations, covenants and agreements of IMNM required by this Subscription Agreement to be performed by it at or prior to the Closing shall have been performed in all material respects;

(iii)          no suspension of the qualification of the Common Stock for offering or sale or trading in any applicable jurisdiction, or initiation or threatening of any proceedings for any such purposes, shall have occurred;

(iv)          there shall have been no amendment or modification of, or waiver under, the Other Subscription Agreements that provides more economically favorable terms to such Other Investors than the rights of the Investor provided by this Subscription Agreement, unless the Investor has been offered the same terms;

(v)           there shall have been no amendment or modification of, or waiver under, the Merger Agreement, as in effect as of the date hereof, that would reasonably be expected to adversely affect the economic benefits to the Investor under this Subscription Agreement;

(vi)          IMNM shall have submitted to The Nasdaq Stock Market, LLC (“Nasdaq”) a Notification Form: Listing of Additional Shares for the listing of the Shares and shall have received confirmation from Nasdaq that it has completed its review of such form with no objections to the Investment Transactions or the Merger;

(vii)         since the date of execution of this Subscription Agreement, no Material Adverse Effect or, to IMNM’s knowledge, Company Material Adverse Effect (as such term is defined in the Merger Agreement as in effect as of the date hereof) shall have occurred and is continuing as of the Closing;

(viii)        IMNM shall receive at Closing the Financing Amount;

(ix)          the Investor shall have received from Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo P.C., counsel for IMNM, an opinion, dated as of the Closing, in the form attached to this Subscription Agreement as Exhibit A; and

(x)            IMNM shall have delivered to the Investor a certificate, dated as of the Closing Date and signed by its Chief Executive Officer and its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Section 4(a) and this Section 4(c).

5.            Further Assurances. At or prior to the Closing, IMNM and the Investor shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties, acting reasonably, may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

6.            IMNM Representations and Warranties. IMNM represents and warrants to the Investor as follows:

(a)            IMNM is duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted and proposed to be conducted and to deliver and perform its obligations under this Subscription Agreement. Each of IMNM’s subsidiaries is duly incorporated, validly existing as a corporation and in good standing under the laws of the jurisdiction of incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted and proposed to be conducted. IMNM is the sole stockholder of its subsidiaries. IMNM and each of its subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the laws of all jurisdictions where the nature of their respective businesses or the manner in which their businesses are currently being conducted requires such licensing or qualification, other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not have or reasonably be expected to have a Material Adverse Effect.

(b)            The Shares have been duly authorized and, when issued and delivered to the Investor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and free and clear of any liens or other restrictions (other than those arising under applicable state or federal securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights created under IMNM’s certificate of incorporation (as amended), or bylaws (as amended) or under the Delaware General Corporation Law.

(c)            This Subscription Agreement has been duly authorized, executed and delivered by IMNM and, assuming that this Subscription Agreement constitutes the legal, valid and binding obligation of the Investor, this Subscription Agreement is a legal, valid and binding obligation of IMNM, enforceable against IMNM in accordance with its terms, except as may be limited or otherwise affected by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to, or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity. All corporate action on the part of IMNM, its board of directors and its stockholders necessary for the authorization, execution, sale, issuance and delivery of the Shares has been taken.

(d)            The execution, delivery and performance by IMNM of this Subscription Agreement, including the issuance and sale of the Shares and the compliance by IMNM with all of the provisions of this Subscription Agreement and the consummation of the Investment Transactions, (i) will be done in accordance with the rules of Nasdaq, (ii) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of IMNM or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which IMNM or any of its subsidiaries is a party or by which IMNM or any of its subsidiaries is bound or to which any of the property or assets of IMNM is subject; (iii) do not and will not result in any violation of the provisions of the organizational documents of IMNM; and (iv) do not and will not result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, taxing authority or regulatory body, domestic or foreign, having jurisdiction over IMNM or any of its properties; except in the case of the foregoing clauses (ii) and (iv), for such breaches, violations, defaults, liens, charges or encumbrances that have not had or would not reasonably be expected to have (A) a material adverse effect on the business, assets, liabilities, financial condition, results of operations, or stockholders’ equity of IMNM and its subsidiaries, taken as a whole, or (B) materially affect the validity of the Shares or the legal authority of IMNM to comply in all material respects with this Subscription Agreement (clauses (A) and (B), a “Material Adverse Effect”).

(e)            As of their respective dates, all reports, registration statements, proxy, statements, schedules, forms, certificates and other documents filed or furnished by IMNM with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all prospectuses filed with the SEC, the “SEC Reports”), including any notes thereto or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and (i) none of the SEC Reports, when filed or furnished, or, if amended, as of the date of such amendment, or (ii) the Combined Company Presentation dated June 2023 provided to the Investor in connection with the Investment Transactions (the “Combined Company Presentation”) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements and the related notes of IMNM included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present, in all material respects, the financial position of IMNM as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. Except as set forth in the financial statements of IMNM included in the SEC Reports filed at least two (2) business days prior to the date hereof, IMNM has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. The books of account and other financial records of IMNM and each of its subsidiaries are true and complete in all material respects. There are no outstanding or unresolved comments in comment letters received by IMNM from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. Other than as expressly disclosed in the SEC Reports filed or furnished prior to the date hereof, there has been no material change in IMNM’s accounting methods or principles that would be required to be disclosed in IMNM’s financial statements in accordance with GAAP. As of the date hereof, IMNM meets the requirements for use of Form S-3 under the Securities Act, as limited by the rules applicable to an issuer with a public float of less than $75 million.

(f)            Other than the Other Subscription Agreements, the Merger Agreement as in effect as of the date hereof and any agreement expressly contemplated by the Merger Agreement as in effect as of the date hereof, as described in the SEC Reports or side letter arrangements with certain investors providing for certain board rights, IMNM has not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in IMNM. No Other Subscription Agreement includes terms and conditions that are more favorable to the Other Investor thereunder than the Investor hereunder, other than (i) terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds that are mutual funds or (ii) the closing mechanics set forth in Section 2.

(g)            Assuming the accuracy of the representations and warranties of the Investor, IMNM is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by IMNM of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, and (iv) filings, the failure of which to obtain would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)            As of the date of this Subscription Agreement, the authorized capital stock of IMNM consists of (i) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”), and (ii) 200,000,000 shares of Common Stock. As of the date of this Subscription Agreement, (i) no Preferred Shares are issued and outstanding, (ii) 12,215,018 shares of Common Stock are issued and outstanding, (iii) options to acquire 3,074,4691 shares of Common Stock are issued and outstanding and (iv) warrants to purchase an aggregate of 500,000 shares of Common Stock are issued and outstanding. As of the Closing, the authorized capital stock of IMNM will consist of (i) 10,000,000 Preferred Shares and (ii) 200,000,000 shares of Common Stock. Except as set forth above and pursuant to the Other Subscription Agreements, the Merger Agreement and the other agreements and arrangements referred to therein or in the SEC Reports filed prior to the date of this Subscription Agreement, there are no outstanding other rights to subscribe for, purchase or acquire from IMNM any shares of Common Stock or other equity interests in IMNM, or securities convertible into or exchangeable or exercisable for such equity interests. Other than the Merger Sub and, immediately prior to the Closing, the Company, IMNM does not have any subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which IMNM is a party or by which it is bound relating to the voting of any securities of IMNM, other than (1) as set forth in the SEC Reports filed at least two business days prior to the date of this Subscription Agreement and (2) as contemplated by the Merger Agreement. There are no securities or instruments issued by or to which IMNM is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares hereunder or under any Other Subscription Agreement, in each case, that have not been or will not be waived on or prior to the Closing Date.

(i)            The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on Nasdaq under the symbol “IMNM” (it being understood that the trading symbol may be changed in connection with the Merger). There is no suit, action, proceeding or investigation pending or, to the knowledge of IMNM, threatened against IMNM by Nasdaq or the SEC to prohibit or terminate the listing of the shares of Common Stock on Nasdaq or to deregister the shares of Common Stock under the Exchange Act. IMNM has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act. IMNM is, and immediately following the Closing will be, in compliance with all applicable continued listing requirements of the Nasdaq Capital Market.

1 Excludes shares underlying the option granted to Clay Siegall, Ph.D. pursuant to the Siegall Employment Agreement (as defined in the Merger Agreement).

(j)            Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7, no registration under the Securities Act is required for the offer and sale of the Shares by IMNM to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. None of IMNM, its subsidiaries or, to IMNM’s knowledge, any of its affiliates or any person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any security of IMNM or solicited any offers to buy any security under circumstances that would (1) eliminate the availability of the exemption from registration under the Securities Act in connection with the offer and sale by IMNM of the Shares as contemplated hereby or (2) cause the offering of the Shares pursuant to this Subscription Agreement to be integrated with prior offerings by IMNM for purposes of any applicable law, regulation or stockholder approval provisions.

(k)            No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to IMNM or any IMNM Covered Person. “IMNM Covered Person” means, with respect to IMNM as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). Other than the Placement Agents and IMNM no other Person (other than any IMNM Covered Person) has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares pursuant to this Subscription Agreement. IMNM has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agents and the Investor a copy of any disclosures provided thereunder.

(l)            Except for Cowen and Company, LLC (dba TD Cowen), SVB Securities LLC and Wedbush Securities Inc. (each a “Placement Agent” and collectively, the “Placement Agents”), no broker, finder, commission agent, placement agent or arranger has been engaged in connection with the sale of the Shares.

(m)            Neither the execution of this Subscription Agreement nor the issuance or sale of the Shares as contemplated by this Subscription Agreement gives rise to any rights of first refusal, rights of first offer or similar rights under any agreement to which IMNM is a party that would entitle any person, whether incorporated or not, to purchase or otherwise acquire any of the Shares to be acquired by the Investor pursuant to this Subscription Agreement or require that an offer to purchase or acquire any of such Shares be made to any person.

(n)            IMNM is not, and as of the Closing Date immediately after receipt of payment for the Shares, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o)            Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of IMNM, threatened against IMNM or any of its subsidiaries or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against IMNM or any of its subsidiaries. The aggregate of all pending legal or governmental proceedings to which IMNM or any of its subsidiaries is a party to or of which any of their respective property or assets is the subject of that are not described in the SEC Reports, including ordinary routine litigation incidental to the business, would not reasonably be expected to have a Material Adverse Effect.

(p)            There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or, to the knowledge of IMNM, threatened against or affecting IMNM or any of its subsidiaries, or any of IMNM’s or any of its subsidiary’s properties or rights that would reasonably be expected to have a Material Adverse Effect.

(q)            None of IMNM, any of its subsidiaries, any director or officer of any of the foregoing, or, to the knowledge of IMNM, any agent, employee or affiliate of any of the foregoing, is aware of or has knowingly taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws.

(r)            No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving IMNM or any of its subsidiaries with respect to the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder or any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental authority with jurisdiction over IMNM or its subsidiaries is pending or, to the knowledge of IMNM, threatened.

(s)            None of IMNM, any of its subsidiaries, any director or officer of any of the foregoing, or, to the knowledge of IMNM, any employee, agent, controlled affiliate or representative of the foregoing, is a person that is, or is owned or controlled by a person that is currently subject to, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other applicable sanction laws; and IMNM will not knowingly directly or indirectly use the proceeds from the Investment Transactions, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, to (i) fund or facilitate any activities or business of or with any person that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC or any other applicable sanctions laws or (ii) in any other manner that will result in a violation of any U.S. sanctions administered by OFAC or any other applicable sanctions laws by any person.

(t)            IMNM does not engage in (a) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. IMNM has no current intention of engaging in such activities in the future.

(u)            IMNM acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by the Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of Shares shall not be required to provide IMNM with any notice thereof; provided, however, that none of IMNM, the Company or any of their respective subsidiaries or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by IMNM in all respects.

(v)            IMNM is not, and has never been, an issuer identified in Rule 144(i)(1).

(w)            The Merger Agreement has been duly and validly authorized, executed and delivered by IMNM and Merger Sub and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding agreement of IMNM and Merger Sub enforceable against IMNM and Merger Sub in accordance with its terms, except as may be limited or otherwise affected by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to, or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(x)            The representations and warranties of IMNM contained in the Merger Agreement (as qualified therein and in the disclosure schedules thereto) are hereby incorporated by reference in all respects and are true and accurate in all material respects (or, if any such representations or warranties are qualified by materiality, material adverse effect or similar language, true and correct in all respects).

(y)            To IMNM’s knowledge, based upon customary due diligence, the representations and warranties of the Company contained in the Merger Agreement (as qualified therein and in the disclosure schedules thereto) were, as of the date of the Merger Agreement, and are, as of the date hereof, true and accurate in all material respects (or, if any such representations or warranties are qualified by materiality, material adverse effect or similar language, true and correct in all respects).

(z)            IMNM acknowledges and agrees that there have been no representations, warranties, covenants and agreements made to IMNM by or on behalf of the Investor or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Investor expressly set forth in Section 7.

7.            Investor Representations and Warranties. Each Investor represents and warrants to IMNM as follows:

(a)            The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an “accredited investor” (described in Rule 501(a) of Regulation D promulgated under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor has completed Schedule A following the signature page hereto and the information contained therein and on the signature page hereto is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and is an “institutional account” as defined in FINRA Rule 4512(c).

(b)            The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with any exemption therefrom and that any book entries representing the Shares shall contain a restrictive legend to such effect, which legend shall be subject to removal as set forth herein. The Investor acknowledges and agrees that as a result of these securities law restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of its investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge, transfer or other disposition of any of the Shares. By making the representations herein, the Investor does not agree to hold any of the Shares for any minimum or specific term and reserves the right to assign, transfer or otherwise dispose of any of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c)            The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from IMNM. The Investor further acknowledges and agrees that there have been no representations or warranties made to the Investor with respect to the Investment Transactions by or on behalf of IMNM, the Company, the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations and warranties expressly set forth in Section 6.

(d)            The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or any applicable similar law.

(e)            The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to IMNM, the Merger and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges and agrees that it has reviewed, or has had an adequate opportunity to review, the SEC Reports and other information as the Investor has deemed necessary to make an investment decision with respect to the Shares. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. However, neither any inquiries nor any due diligence investigation conducted by the Investor or any of the Investor’s professional advisors nor anything else contained herein shall modify, limit or otherwise affect the Investor’s right to rely on the truth, accuracy and completeness of the SEC Reports and IMNM’s representations and warranties contained in this Subscription Agreement. The Investor acknowledges and agrees that certain information provided to it by IMNM was based on good-faith projections, and such good-faith projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the good-faith projections.

(f)            The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and IMNM, the Company or a representative thereof, or by means of contact from the Placement Agents, and the Shares were offered to the Investor by IMNM solely by direct contact between the Investor and IMNM, the Company or a representative thereof, or the Placement Agents. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means, and none of IMNM, the Company, the Placement Agents or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges and agrees that the Shares (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) to the Investor’s knowledge without inquiry, are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(g)            The Investor acknowledges and agrees that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Reports. The Investor is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. The Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision, and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor is able to sustain a complete loss on its investment in the Shares.

(h)            Alone, or together with any professional advisor(s), the Investor has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in IMNM. The Investor acknowledges and agrees specifically that a possibility of total loss exists.

(i)            In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor, the SEC Reports and the representations and warranties of IMNM in this Subscription Agreement. The Investor acknowledges and agrees that the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates, control persons, officers, directors, employees, partners, agents or representatives concerning IMNM, the Company, the Merger Agreement, the Merger, this Subscription Agreement, the Investment Transactions, the Shares or the offer and sale of the Shares.

(j)            The Investor acknowledges and agrees that the Placement Agents and their respective affiliates, control persons, officers, directors, employees or representatives (i) have not provided the Investor with any information or advice with respect to the Shares, (ii) have not made or make any representation, express or implied as to IMNM, the Company, the credit quality of IMNM or the Company, the Shares or the Investor’s purchase of the Shares, (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the Investment Transactions or the Merger, (iv) may have acquired or may acquire non-public information with respect to IMNM or the Company, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it or (v) may have existing or future business relationships with IMNM or the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships).

(k)            The Investor acknowledges and agrees that no federal or state agency, securities commission or similar authority has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(l)            If the Investor is not a natural person, the Investor has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. The Investor has the power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(m)            The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and do not and will not (i) constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, except for such breaches, defaults or conflicts that would not reasonably be expected to have a material adverse effect on the ability of the Investor to enter into and timely perform its obligations under this Subscription Agreement, and (ii) violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding obligation of IMNM, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(n)            The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List or the Sectoral Sanctions Identification List, each of which is administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC (collectively, “OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, regulator and governmental authorities, if requested thereby, such records as required by applicable law or regulation, provided that the Investor is permitted to do so under such applicable law or regulation. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(o)            The Investor acknowledges and agrees that it has been informed that no disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares.

(p)            No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Shares to the Investor based on any arrangement entered into by or on behalf of the Investor.

(q)            As of the date hereof, the Investor does not have, and during the 30 day period immediately prior to the date hereof the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of IMNM. Notwithstanding the foregoing, (i) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets, the foregoing representation shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement and (ii) in the case of an Investor whose investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by IMNM or such other person representing IMNM, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Investor’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Investor’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales, including short sales, of the securities of IMNM on behalf of other funds or investment vehicles for which the Investor’s investment adviser is also an investment adviser or sub-adviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Investor’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder.

(r)            The Investor acknowledges that the Placement Agents and their respective directors, officers, employees, partners, agents, representatives and controlling persons have made no independent investigation with respect to IMNM, the Company or their respective affiliates, subsidiaries or businesses or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by IMNM.

(s)            The Investor has or has commitments to have and, when required to deliver payment to IMNM pursuant to Section 2, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

8.            Covenants.

(a)            By no later than 9:00 A.M., New York City time, on the business day immediately following the date hereof (provided that, if this Subscription Agreement is executed between midnight and 9:00 A.M., New York City time on any business day, no later than 5:29 P.M. New York City time on the date hereof), IMNM shall (i) issue one or more press releases and (ii) file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the Investment Transactions, the Merger and any other material, nonpublic information that IMNM, the Company or any of their respective officers, employees or agents on behalf of IMNM or the Company, has provided to the Investor at any time prior to the filing of the Disclosure Document, and attaching as exhibits this Subscription Agreement (including the name of the Investor as set forth on the signature page hereto), the Merger Agreement and the Combined Company Presentation. Upon the issuance of the Disclosure Document, the Investor shall not be in possession of any material, non-public information received from IMNM, the Company or any of their respective officers, directors, employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with IMNM or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. The Investor acknowledges and agrees that IMNM may file a form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report, proxy statement or a registration statement of IMNM. Notwithstanding anything in this Subscription Agreement to the contrary, IMNM shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers without the written consent of the Investor (1) in any press release or marketing materials or (2) in any filing with the SEC or any regulatory agency or trading market, except with respect to clause (2) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, after giving advance notice and an opportunity to review such disclosure to the Investor, to the extent allowed by law or such regulatory authorities.

(b)            Prior to Closing, IMNM may request from the Investor such additional information as IMNM, acting reasonably, may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested.

(c)            No claim will be made or enforced by IMNM or, with the consent of IMNM, any other person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement or law (including Section 203 of the Delaware General Corporation Law) in effect or hereafter adopted by IMNM, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Shares hereunder.

(d)            IMNM shall use its commercially reasonable efforts to take all steps necessary to cause the Shares to be approved for listing on Nasdaq as promptly as possible, but in any event prior to Closing.

(e)            IMNM agrees to timely file a Form D with respect to the Shares. IMNM, on or before the Closing Date, shall take such action as IMNM shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Investor under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Investor.

(f)            Between the execution date of the Merger Agreement and the Closing Date, IMNM shall not agree to any amendment or modification to, or waiver under, the Merger Agreement that would reasonably be expected to adversely affect the economic benefits to the Investor under this Subscription Agreement without the prior written consent of the Requisite Investors.

(g)            IMNM agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the Investment Transactions (and the costs and expenses of defending against such liability or asserted liability) by reason of an agreement or any other action (or failure to act) by IMNM or any of its officers, employees or representatives.

(h)            The Investor hereby acknowledges and agrees that it will not, nor will any person acting at the Investor’s direction or pursuant to any understanding with the Investor, directly or indirectly engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act of the Shares subscribed for hereunder (collectively, the “Short Sales”) during the period from the date hereof until the earlier of the consummation of the Investment Transactions or the termination of this Subscription Agreement in accordance with its terms. Notwithstanding the foregoing or anything else in this Subscription Agreement, this Section 8(h) shall not apply to (i) any sale of securities of IMNM (A) held by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates prior to the execution of this Subscription Agreement or (B) purchased by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates after the execution of this Subscription Agreement or (ii) ordinary course hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Shares subscribed for hereunder (until the re-sale of the Shares is covered by an effective registration statement) and the number of securities sold in such transactions does not exceed the number of securities owned or subscribed for or borrowed at the time of such transactions. Notwithstanding the foregoing or anything else in this Subscription Agreement, (I) nothing herein shall prohibit (A) other entities under common management with the Investor or (B) in the case of an Investor that is externally managed, advised or sub-advised by another person, any other person that is not directly controlled or managed by such manager, adviser or sub-adviser, from entering into any Short Sales and (II) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representations set forth in this Section 8(h) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

(i)            IMNM shall not amend, modify, waive or terminate any lock-up agreement (including any rights or obligations contained therein) entered into between IMNM and a third-party in connection with the Merger without the prior written consent of the Requisite Investors.

9.            Registration Rights.

(a)            IMNM agrees that, within 45 calendar days after the Closing Date (the “Filing Deadline”), it will file with the SEC (at its sole cost and expense) a registration statement (the “Registration Statement”) registering on Form S-3 (or if IMNM is not then eligible to use Form S-3, Form S-1) the resale of the Shares acquired by the Investor and the Other Investors pursuant to this Subscription Agreement and the Other Subscription Agreements (which for purposes of this Section 9 shall include any other equity security issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event). IMNM further agrees that it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Registration Statement, the 90th calendar day following the filing thereof) and (ii) the fifth business day after the date IMNM is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of (i) and (ii), the “Effectiveness Deadline”); provided, that if such deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business. IMNM agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (A) the third anniversary of the date the initial Registration Statement hereunder is declared effective, (B) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement or (C) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 within 90 days without being subject to the public information, volume or manner of sale limitations of such rule (such date, the “End Date”). IMNM’s obligation to include the Shares issued pursuant to this Subscription Agreement for resale in the Registration Statement are contingent upon the Investor furnishing in writing to IMNM such information regarding the Investor, the securities of IMNM held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by IMNM to effect the registration of such Shares in compliance with applicable securities laws and which information shall be requested by IMNM from the Investor at least five business days prior to the anticipated filing date of the Registration Statement; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. The Investor acknowledges and agrees that unless it has timely provided such information and consented to the inclusion of such information in the Registration Statement, it will not be entitled to have its Shares included in the Registration Statement.

(b)            The Investor acknowledges and agrees that IMNM may suspend the use of the Registration Statement if IMNM’s board of directors reasonably determines that, in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, provided, that, (i) IMNM shall not so delay filing or so suspend the use of the Registration Statement on more than three occasions for a period of more than 45 consecutive days or more than a total of 90 calendar days, in each case in any 360-day period and (ii) IMNM shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter.

(c)            IMNM will provide a draft of the Registration Statement to the Investor for review at least two business days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement. IMNM shall upon reasonable request inform the Investor as to the status of a registration pursuant to Section 9.

(d)            If the SEC prevents IMNM from including any or all of the Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares, (i) such Registration Statement shall register for resale such number of Shares that is equal to the maximum number of Shares as is permitted by the SEC, (ii) the number of Shares to be registered for each Investor named in the Registration Statement shall be reduced pro rata among all such Investors, and (iii) as promptly as practicable, but no later than 10 business days, after being permitted to register additional Shares under Rule 415 of the Securities Act (such date, the “Cutback Filing Deadline”), IMNM shall file a new Registration Statement to register such Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable.

(e)            Prior to the End Date, IMNM shall advise the Investor (at IMNM’s expense): (i) within one business day when a Registration Statement or any post-effective amendment thereto has been filed and when it becomes effective; (ii) within five business days of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (iii) within one business day of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) within one business day of the receipt by IMNM of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) within one business day, subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 9(e) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension). Notwithstanding anything to the contrary set forth herein, IMNM shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding IMNM other than to the extent that providing notice to the Investor of the occurrence of the events listed in (i) through (v) above may constitute material, nonpublic information regarding IMNM. IMNM shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as IMNM is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a registration statement, IMNM shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Investor agrees that it will immediately discontinue offers and sales of the Shares using the Registration Statement until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (v) and receives notice that any post-effective amendment has become effective or unless otherwise notified by IMNM that it may resume such offers and sales. If so directed by IMNM, the Investor will deliver to IMNM or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(f)            With a view to making available to the Investor the benefits of Rule 144 that may, at such times as Rule 144 is available to shareholders of IMNM, permit the Investors to sell securities of IMNM to the public without registration, IMNM agrees to, for so long as such Investor owns the Shares acquired hereunder, use commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of IMNM under the Securities Act and the Exchange Act so long as IMNM remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) furnish to the Investor, within two business days following its receipt of a written request, (A) a written statement by IMNM, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of IMNM and such other reports and documents so filed by IMNM (it being understood that the availability of such report on the SEC’s EDGAR system shall satisfy this requirement) and (C) such other information as may be reasonably requested in writing to permit the Investor to sell such securities pursuant to Rule 144 without registration.

(g)            Subject to receipt from the Investor by IMNM and IMNM’s transfer agent (“the Transfer Agent”) of customary representations and other documentation reasonably acceptable to IMNM and the Transfer Agent in connection therewith, IMNM shall remove any legend from the book entry position evidencing the Shares purchased hereunder and IMNM will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of IMNM’s counsel be provided, in a form reasonably acceptable to the Transfer Agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, (1) following the time the Registration Statement is declared effective, (2) if such Shares have been sold pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act, or (3) if such Shares are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for IMNM to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, IMNM shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions to make a new, unlegended entry for such book entry Shares. Notwithstanding the foregoing, promptly following the one-year anniversary of the Closing, IMNM shall remove any legend from the book entry position evidencing the Shares then held by non-affiliates of IMNM. The Investor agrees with the Company that the Investor will only sell Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to the Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 9(g) is predicated upon the Company’s reliance upon this understanding.

(h)            If (x) a Registration Statement registering for resale all of the Shares required to be registered thereby pursuant to this Subscription Agreement is not declared effective by the SEC on or before the Effectiveness Deadline (each an  “Effectiveness Failure”) or (y) on any day after the applicable Effective Date and prior to the End Date, an effective Registration Statement shall fail to be available for the resale by the Investor of the Shares previously registered thereunder for a period of more than five consecutive trading days (each such period, a “Maintenance Failure”) or (z) a Registration Statement registering Shares for resale pursuant to Section 9(d) shall fail to be filed with the SEC on or prior to the Cutback Filing Deadline (each a “Filing Failure”), then, as partial relief for the damages to the Investor by reason of any such delay in or reduction of its ability to sell the Shares (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), IMNM shall pay to the Investor an amount in cash equal to one percent (1.0%) of the aggregate purchase price for the Shares included in such Registration Statement on each of the following dates: (i) the initial day of an Effectiveness Failure; (ii) the initial day of a Maintenance Failure; (iii) the initial day of a Filing Failure; (iv) on the thirtieth day after the date of an Effectiveness Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; (v) on the thirtieth day after the initial date of a Maintenance Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured; and (vi) on the thirtieth day after the initial date of a Filing Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 9(h) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third business day after the event or failure giving rise to the Registration Delay Payments is cured. In the event IMNM fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. Notwithstanding the foregoing, (I) no Registration Delay Payments shall be payable with respect to any period after the End Date (it being understood that this sentence shall not relieve the Company of any Registration Delay Payments accruing prior to the End Date), (II) in no event shall the aggregate amount of Registration Delay Payments payable to an Investor exceed, in the aggregate, five percent (5.0%) of the aggregate purchase price paid by such Investor pursuant to the Subscription Agreement and (III) no Registration Delay Payments shall accrue or be payable with respect to any reduction in the number of Shares to be included in a Registration Statement due to the application of Rule 415 as set forth in Section 9(d).

(i)            Indemnification.

(i)            IMNM agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, officers, employees, advisors and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities, costs and out-of-pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (“Losses”) that arise out of, are primarily based on or are caused by (A) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by IMNM of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Subscription Agreement, except to the extent, but only to the extent, such Losses are based solely upon information regarding such Investor furnished in writing to IMNM by or on behalf of the Investor expressly for use therein and was reviewed and approved in writing by such Investor expressly for use in the Registration Statement.

(ii)           The Investor agrees, severally and not jointly with any person that is a party hereto or to the Other Subscription Agreements, to indemnify and hold harmless IMNM, its directors and officers and agents and each person who controls IMNM (within the meaning of the Securities Act) against any Losses resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is based on information regarding the Investor furnished in writing to IMNM by or on behalf of the Investor expressly for use therein. In no event shall the aggregate liability of the Investor under this clause (ii) and under clause (v) below be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii)          Any person entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, imposes any liability or obligation on the indemnified party or includes any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of the indemnified party.

(iv)          The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v)           If the indemnification provided under this Section 9(j) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 9(j)(v) from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 9(j)(v) by any seller of Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

10.           Termination. This Subscription Agreement shall terminate automatically and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 4 are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the Investment Transactions will not be and are not consummated at the Closing, or (d) the Closing has not been consummated on or before February 28, 2024 (the termination events described in clauses (a) through (d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. In the event that the Merger Agreement is terminated in accordance with its terms, IMNM shall notify the Investor of the termination of the Merger Agreement within one business day after the termination thereof either in writing or by filing a Current Report on Form 8-K with the SEC. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void ab initio and of no further effect and any monies paid by the Investor to IMNM in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

11.           Miscellaneous.

(a)            Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of the other party hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to its affiliates or to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of IMNM and (ii) the Investor’s rights under Section 9 may be assigned to an assignee or transferee of the Shares (other than in connection with a sale of the Shares); provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 11(a) shall relieve the Investor of its obligations hereunder unless expressly agreed to in writing by IMNM.

(b)            The Investor acknowledges and agrees that (i) IMNM will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including Schedule A hereto and (ii) the Placement Agents will rely on the representations and warranties of the Investor contained in Section 7. Prior to the Closing, the Investor agrees to promptly notify IMNM in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify IMNM if they are no longer accurate in all respects). The Investor acknowledges and agrees that the purchase by the Investor of Shares from IMNM under this Subscription Agreement will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(c)            IMNM acknowledges and agrees that the Investor will rely on the acknowledgments, understandings, agreements, representations and warranties of IMNM contained in this Subscription Agreement. Prior to the Closing, IMNM agrees to promptly notify the Investor in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality or Material Adverse Effect, in which case IMNM shall notify the Investor and if they are no longer accurate in all respects). IMNM acknowledges and agrees that the sale to the Investor of Shares by IMNM under this Subscription Agreement will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by IMNM as of the time of such sale.

(d)            Each of IMNM and the Placement Agents are irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)            All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f)            This Subscription Agreement may not be amended, modified, or waived except by an instrument in writing, signed by each of the parties hereto. Notwithstanding the foregoing, the terms of this Subscription Agreement may be amended, modified or waived with the prior written consent of IMNM and the investors who collectively have subscribed for at least a majority of the Shares to be sold in the Investment Transaction, which majority must include each Investor that has a Subscription Amount (including the Subscription Amounts of such Investor’s affiliates and related funds) that is no less than $20 million (the “Requisite Investors”), provided such amendment, modification or waiver applies in the same manner to all investors who are subscribing for Shares and that such amendment, modification or waiver does not impose any liability or obligation on the Investor. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Notwithstanding anything to the contrary herein, Section 7, Section 11(c), Section 11(d), this Section 11(e) and Section 12 may not be modified, waived or terminated in a manner that is adverse to the Placement Agents without the written consent of the Placement Agents. Notwithstanding anything to the contrary herein, without the express written consent of the Investor, (i) this Subscription Agreement may not be amended, modified or waived to increase or decrease the number of Shares that the Investor is obligated to purchase hereunder or to increase or decrease the purchase price to be paid by the Investor for such Shares and (ii) Section 4(a) and this Section 9(f) shall not be amended, modified or waived.

(g)            This Subscription Agreement (including the schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. Except as set forth in Section 9(i), Section 11(b), Section 11(e), and Section 12 with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and assigns, and the parties hereto acknowledge and agree that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(h)            This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)            If any provision (or part thereof) of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions (or parts thereof) of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)            This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic means, such as facsimile, in ..pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)            At any time, IMNM may (i) extend the time for the performance of any obligation or other act of the Investor, (ii) waive any inaccuracy in the representations and warranties of the Investor contained herein or in any document delivered by the Investor pursuant hereto and (iii) waive compliance of the Investor with any agreement to which it is a party or any condition to its own obligations contained herein. At any time, the Investor may (A) extend the time for the performance of any obligation or other act of IMNM, (B) waive any inaccuracy in the representations and warranties of IMNM contained herein or in any document delivered by IMNM pursuant hereto and (C) waive compliance of IMNM with any agreement to which it is a party or any condition to its own obligations contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

(l)            The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, on the terms and subject to the conditions set forth herein.

(m)            This Subscription Agreement and all claims and causes of action hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware, as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

(n)            Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the Investment Transactions or the Merger (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the Chancery Court of the State of Delaware or, in the event, but only in the event, that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11(n) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (i) such party is not personally subject to the jurisdiction of the above named courts for any reason, (ii) such action, suit or proceeding may not be brought or is not maintainable in such court, (iii) such party’s property is exempt or immune from execution, (iv) such action, suit or proceeding is brought in an inconvenient forum or (v) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT, THE INVESTMENT TRANSACTIONS OR THE MERGER AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT, THE INVESTMENT TRANSACTIONS OR THE MERGER. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(o)            Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)            if to the Investor, to such address(es) or email address(es) set forth on the signature page hereto;

(ii)            if to IMNM, to:

Immunome, Inc.

665 Stockton Drive, Suite 300

Exton, Pennsylvania 19341

Attention: Corleen Roche, Chief Financial Officer

E-mail: [***]

with a required copy to (which copy shall not constitute notice):

Immunome, Inc.

665 Stockton Drive, Suite 300

Exton, Pennsylvania 19341

Attention: Sandra G. Stoneman, Chief Legal Officer and General Counsel

E-mail: [***]

and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
919 Third Avenue
New York, NY 10022
Attention: Kenneth Koch, Esq. and Daniel Bagliebter, Esq.
E-mail: KRKoch@mintz.com and DABagliebter@mintz.com

(p)            Each party shall pay all of its own expenses in connection with this Subscription Agreement and the Investment Transactions.

(q)            The parties agree that the obligations of the Investors under this Subscription Agreement are separate and several and not joint with the obligations of any other undersigned Investor or Other Investor under the Other Subscription Agreements, and the Investor shall not be responsible in any way for the performance of the obligations of any other Investor hereunder or Other Investor under the Other Subscription Agreements. The decision of the Investor to purchase Shares pursuant to this Subscription Agreement has been made by the Investor independently of any other Investor hereunder or Other Investor and independently of any information, materials, statements or opinions as to the business, financial condition or results of operations of IMNM, the Company or any of their respective subsidiaries which may have been made or given by any other Investor hereunder, Other Investor or by any agent or employee of any Other Investor, and neither the Investor nor any of its agents or employees shall have any liability to any other Investor hereunder or Other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Investor, any other Investor hereunder or Other Investors pursuant hereto or thereto, shall be deemed to constitute the Investor and any other Investor hereunder or Other Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor, any other Investor hereunder and any Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor acknowledges that no other Investor hereunder or Other Investor has acted as agent for the Investor in connection with making its investment hereunder and no other Investor hereunder or Other Investor will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Investor hereunder or any Other Investor to be joined as an additional party in any proceeding for such purpose.

12.            Non-Reliance. The parties hereto acknowledge and agree that the Placement Agents, their respective affiliates and their respective representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered by or on behalf of IMNM or the Company in connection with the Investment Transactions. The Investor acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by the Placement Agents or any of their respective control persons, officers, directors, employees, partners, agents or representatives. The Investor acknowledges and agrees that none of (a) an Other Investor pursuant to an Other Subscription Agreement (including such investor’s affiliates or any control persons, officers, directors, partners, agents, employees or representatives of any of the foregoing), or (b) the Placement Agents or any of their respective control persons, officers, directors, partners, agents, employees or representatives, shall be liable to the Investor pursuant to, or arising out of or relating to, this Subscription Agreement, the negotiation hereof, or the Investment Transactions.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):
Investor’s EIN:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn:	Attn:

Telephone No.:	Telephone No.:
Email Address:
Number of Shares subscribed for:
Subscription Amount: $

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by IMNM in the Closing Notice.

IN WITNESS WHEREOF, Immunome, Inc. has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first forth above.

Immunome, Inc.

By:
Name:
Title:

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.            QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

-	OR -

B.            ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.            ☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.            ☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

A. Individuals:

☐	A natural person who had an individual income[2] in excess of $200,000 in each of the two most recent years and who reasonably expects to have an individual income in excess of $200,000 in the current year or who had joint income[3] in excess of $300,000 in each of the two most recent years and who reasonably expects to have joint income in excess of $300,000 in the current year;

2        For purposes of this item, “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse (or Spousal Equivalent) or to property owned by a spouse (or Spousal Equivalent), increased by the following amounts (but not including any amounts attributable to a spouse (or Spousal Equivalent) or to property owned by a spouse (or Spousal Equivalent)): (i) the amount of any interest income received that is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code prior to its repeal by the Tax Reform Act of 1986.

3        For purposes of this item, “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse (or Spousal Equivalent) or to property owned by a spouse (or Spousal Equivalent), increased by the following amounts (including any amounts attributable to a spouse (or Spousal Equivalent) or to property owned by a spouse (or Spousal Equivalent)): (i) the amount of any interest income received that is tax-exempt under Section 103 of the Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); (iii) any deduction claimed for depletion under Section 611 et seq. of the Code; and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code prior to its repeal by the Tax Reform Act of 1986.

Schedule A-1

☐	A natural person whose individual net worth[4] (or joint net worth with such person’s spouse (or cohabitant occupying a relationship generally equivalent to that of a spouse (such person, a “Spousal Equivalent”))) exceeds $1,000,000 at the time of purchase of Interests;

☐	A natural person holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution: (i) the General Securities Representative license (Series 7), (ii) the Private Securities Offerings Representative license (Series 82), and (iii) the Licensed Investment Adviser Representative (Series 65); or

☐	A natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the U.S. Investment Company Act of 1940, as amended from time to time (the “Investment Company Act”), of the issuer of the securities being offered or sold.

B. Individual Retirement Accounts:

☐	The Investor is an individual retirement account, Keogh Plan or other self-directed contribution plan in which the beneficiary exercises control over the investment of assets credited to his or her account and the beneficiary is an accredited investor for one of the reasons set forth under A above.

C. Corporations, Partnerships, Business Trusts, Limited Liability Companies and Other Entities (excluding trusts):

☐	A corporation, a Massachusetts or similar business trust, a partnership or a limited liability company, not formed for the specific purpose of acquiring the Interests offered, with total assets in excess of $5,000,000.

4        For purposes of this item, “net worth” means the excess of total assets (excluding primary residence) at fair market value, over total liabilities, including mortgage debt (other than mortgage debt secured by the primary residence, up to the fair market value of such residence). If the Investor has increased the amount of mortgage debt secured by the Investor’s primary residence within 60 days prior to the sale of the Interest and such increase is not as a result of the acquisition of the primary residence, the Investor must include in the calculation as a liability such increase regardless of whether the amount of the mortgage debt is less than the fair market value of such residence.

Schedule A-2

D. Trusts:

☐	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Interests offered, whose purchase is directed by a sophisticated person;[5] or

☐	A revocable grantor trust in which each grantor is a natural person who is an accredited investor.

E. Banks or Savings & Loans:

☐	A bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

F. Insurance Companies:

☐	An insurance company as defined in Section 2(a)(13) of the Securities Act.

G. Business Development Companies:

☐	A private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended from time to time (the “Advisers Act”); or

☐	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

H. Investment Companies:

☐	An investment company registered under the Investment Company Act;

☐	A Small Business Investment Company licensed by the Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; or

☐	A Rural Business Investment Company as defined in Section 384A of the U.S. Consolidated Farm and Rural Development Act.

5        As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

Schedule A-3

I. Pension Plans:

☐	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or

☐	An employee benefit plan within the meaning of ERISA if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

J. Other Entities

☐	An entity (other than a trust) in which all of the equity owners are accredited investors; or

☐	An entity, of a type not listed in sections C through I above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

K. Broker-Dealers or Investment Advisers:

☐	A broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”); or

☐	An investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of a state or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act.

L. Family Offices or Family Clients:

☐	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in the bullet immediately above and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) in the bullet immediately above.

Schedule A-4

This Schedule A should be completed by the Investor and constitutes a part of the Subscription Agreement.

Schedule A-5

EXHIBIT A

FORM OF LEGAL OPINION